UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2006

Commission File Number: 0 - 30927

GARUDA CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	980209053
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

502 – 1978 Vine Street, Vancouver, British Columbia, Canada V6K 4S1
(Address of principal executive offices)

(604) 737-0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 20, 2006 the Board of Directors of Garuda Capital Corp. (the "Company") concluded that the Company's financial statements for the year ended June 30, 2005 and as at June 30, 2005 (the "2005 Financial Statements") included in the Company's Form 10-KSB/A filed with the Securities and Exchange Commission on December 12, 2005 should no longer be relied upon and should be restated because of errors in such financial statements that have been detected by management of the Company. The respective 10-QSB’s financial statements should also not be relied upon.

The 2005 Financial Statements will likely be restated to reflect the following:

  The valuation of common stock issued for non-cash consideration on the measurement date using the guidance in EITF 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The effect of the restatement is to recognize additional stock based compensation of $147,500 and an increase of $147,500 to additional paid-in capital.
  The valuation of warrants issued for debt using the Black Scholes Option Pricing Model. The effect of the restatement is to recognize a loss on extinguishment of debt totaling $446,802, and an increase of $446,802 to additional paid-in capital.
  To correct the allocation of overhead to inventory and cost of goods sold. The effect of the restatement is to increase inventory by $40,882, increase cost of sales by $146,176, decrease operating expenses by $186,748 and reduce total other comprehensive loss by $310.
  To reflect a change in the translation of property and equipment using the appropriate year end foreign exchange rate. The effect of the restatement is to recognize additional depreciation of $2,621, increase cost of sales by $6,836, increase equipment by $41,349, increase patents and trademarks by $3,333 and decrease translation adjustment by $54,139.

These adjustment will likely result in a corresponding increase in current assets of $40,882, an increase in total assets of $85,566 and a corresponding increase in net loss of $563,187 for the year ended June 30, 2005. Net loss per share will likely increase to $0.15 per share from $0.11 per share.

The above amounts represent management's estimates of the changes to the 2005 Financial Statements at this date and are subject to change based upon further investigation.

Management of the Company has provided a copy to Ernst & Young LLP, the Company's independent registered public accounting firm and the Board of Directors has discussed the matters disclosed pursuant to this item, in advance of its filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARUDA CAPITAL CORP.

Date: October 27, 2006	By:	/s/ C. Robin Relph
C. Robin Relph, President, Chief
Executive Officer, Chief Financial Officer